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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 4, 2002, except as to Note 20 which is as of May 21, 2002, relating to the financial statements of Overstock.com, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
May 21, 2002

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EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS